Exhibit 2.2
ADDENDUM TO PURCHASE AGREEMENT BETWEEN J. RISH GROUP, INC. (PURCHASER) AND JULIAN P. RISH (SELLER)


THIS ADDENDUM IS DATED THIS ___ DAY OF DECEMBER 1998 AND IS ATTACHED TO AND MADE PART OF THAT CERTAIN PURCHASE AGREEMENT BETWEEN J. RISH GROUP, INC. (SUCCESSOR TO BEST OF AMERICA CORPORATION) HEREINAFTER REFERRED TO AS PURCHASER AND JULIAN P. RISH, HEREINAFTER REFERRED TO AS SELLER, DATED ON OR ABOUT DECEMBER 15 1998.

WHEREAS BOTH PARTIES AGREE TO THE FOLLOWING CHANGES AND/OR SATISFACTIONS AND/OR WAIVERS OF THE TERMS AND CONDITIONS PREVIOUSLY OUTLINED IN THE ORIGINAL AGREEMENT, AND SUCH CHANGES, WAIVERS AND CONDITIONS CONSTITUTE THE FINAL AGREEMENT BETWEEN SELLER AND PURCHASER REGARDING THE FOREGOING SALE. THESE CHANGES AND/OR SATISFACTIONS AND/OR WAIVER OF THE TERMS AND CONDITIONS ARE AS FOLLOWS:

1) EXHIBIT "A" IS DEFINED AND ATTACHED TO THIS AGREEMENT.

2) ITEM # 1 OF THE ORIGINAL AGREEMENT SHALL BE CHANGED TO READ AS
FOLLOWS: "16,000,000 (SIXTEEN MILLION) SHARES OF FULLY VOTING COMMON STOCK OF THE J. RISH GROUP, INC. (SUCCESSOR TO BEST OF AMERICA
CORPORATION), ALL SHARES OF WHICH SHALL BE SUBJECT TO RESTRICTION."

3) ITEM # 2 SHALL BE CHANGED TO READ AS FOLLOWS: "ASSUMPTION OF UP TO $395,000.00 FOR VARIOUS DEBT, WHICH AMOUNTS INCLUDE:

A. AMOUNTS DUE IN THE AMOUNT OF $45,000 DUE TO CLARENCE SCHMITTZEHE.

B. ADVANCES IN THE AMOUNT UP TO $350,000 EXTENDED OR AMOUNTS INCURRED BY JULIAN RISH AND/OR THE JULIAN RISH GROUP, INC. , FOR THE BENEFIT OF BEST OF AMERICA CORPORATION AND ITS SUCCESSOR, J. RISH GROUP, INC., TO INCLUDE BUT NOT BE LIMITED TO ATTORNEY FEES, CONSULTANT FEES , WORKING CAPITAL CONTRIBUTIONS, TRAVEL AND PHONE EXPENSES, DUE DILIGENCE EXPENSES AND FEES , LOANS ADVANCED AND/OR DUE FOR BENEFIT OF BEST OF AMERICA CORPORATION, UP TO CLOSING DATE.

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4) AS INDICATED AND STIPULATED IN ITEM #4 OF THE ORIGINAL AGREEMENT,
BOTH SELLER AND PURCHASER STATE THAT THEY HAVE SATISFACTORILY COMPLETED THEIR DUE DILIGENCE AND THAT THE CLOSING DATE IN WHICH SALE DESCRIBED HEREIN SHALL BE FINALIZED SHALL NOT BE LATER THAN DECEMBER 30 1998, AND THAT BOTH SELLER AND PURCHASER SHALL PROVIDE ALL INFORMATION TO LEGAL COUNSEL TO TIMELY EFFECT THE CONCLUSION OF THE SALE AS DESCRIBED HEREIN.

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL AGREEMENT REMAIN.

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

THUS DONE AND SIGNED IN THE CITY OF BATON ROUGE, STATE OF LOUISIANA, IN THE PRESENCE OF THE UNDERSIGNED WITNESSES, WHO H AVE HEREUNTO SIGNED THEIR NAMES TOGETHER WITH SAID APPEARER AND ME, NOTARY, ON THE DATE STATED ABOVE.


WITNESSES:                         SELLER:
                                   JULIAN P. RISH

________________________           ________________________

________________________           PURCHASER:
                                   J. RISH GROUP, INC.
                                   (FORMERLY BEST OF AMERICA
                                   CORPORATION)

                                   BY: ______________________
                                   EDWIN J. CANTIN, JR., PRESIDENT

                     ___________________________
                             NOTARY PUBLIC